Exhibit 99.1

Contact:

David C. Dreyer

Chief Financial Officer

Christopher Schwartz

Sr. Director, Investor Relations

866.861.3229

FOR IMMEDIATE RELEASE

AMN HEALTHCARE SERVICES, INC. REPORTS SECOND QUARTER RESULTS

SAN DIEGO – (August 3, 2005) – AMN Healthcare Services, Inc. (NYSE: AHS) today reported revenue for the second quarter of 2005 of $160.7 million, a 5% increase compared to $153.4 million for the second quarter of 2004, and a 2% increase compared to the $156.8 million for the first quarter of 2005. The company generated net income of $4.4 million for the second quarter of 2005, resulting in diluted earnings per share of $0.14. This compares to net income of $4.3 million, or diluted earnings per share of $0.14 for the second quarter of 2004, and net income of $4.0 million, or diluted earnings per share of $0.13 for the first quarter of 2005. The second quarter’s revenue and diluted earnings per share results are both within management’s second quarter guidance issued on May 9, 2005, of revenue between $159 million to $162 million, and diluted earnings per share between $0.13 to $0.15.

For the six months ended June 30, 2005, the company reported revenue of $317.5 million, a 1% increase compared to $314.6 million reported for the same period a year ago. For the six months ended June 30, 2005, the company reported diluted earnings per share of $0.27, compared to $0.28 per diluted share reported for the same period a year ago.

“We are pleased to report that for the first time in eight quarters our average traveler count for the second quarter increased notably on a year-over-year basis, from 6,130 to 6,388, an increase of 4%. Furthermore, average travelers on assignment in the second quarter 2005 grew 1% over the first quarter, generating solid second quarter revenue and margin that exceeded both our prior year and prior quarter results,” said Susan R. Nowakowski, president and chief executive officer.

Gross profit margin for the second quarter of 2005 was 23.1%, which was higher than the 22.8% reported in both the second quarter of 2004 and the first quarter of 2005. Gross profit for the second quarter of 2005 was $37.2 million, which was higher than the $35.0 million reported in the second quarter of 2004, and the $35.7 million reported in the first quarter of 2005.

Selling, general and administrative (“SG&A”) expenses for the second quarter of 2005 were $26.7 million, compared to $24.0 million in the second quarter of 2004, and $26.2 million in the first quarter of 2005. SG&A expenses as a percentage of revenue were 16.6% in the second quarter of 2005, compared to 15.7% in the second quarter of 2004, and 16.7% in the first quarter of 2005. The year-over-year increase in SG&A expense was due primarily to growth in employee expenses, reflecting normal cost increases and selective additions to headcount over the last year.

Income from operations was $9.0 million for the second quarter of 2005, compared to $9.2 million for the second quarter of 2004, and $8.4 million for the first quarter of 2005. Income from operations margin for the second quarter of 2005 was 5.6%, compared to the 6.0% reported in the second quarter of 2004, and the 5.3% reported in the first quarter of 2005.

Net interest expense in the second quarter of 2005 was $1.7 million, compared to net interest expense of $2.1 million in the second quarter of 2004, and $1.8 million in the first quarter of 2005. The decrease in interest expense from the prior year was reflective of the company’s continued aggressive debt reduction using strong cash flow generated from operations.

AMN Healthcare generated $9.2 million in cash flow from operations during the second quarter of 2005 and, as of June 30, 2005, cash and cash equivalents totaled $14.8 million. Total debt outstanding at June 30, 2005 was $88.9 million, which represented a reduction of $12.8 million, or 13% since December 31, 2004, and a reduction of $39.6 million, or 31% since June 30, 2004. Weighted average diluted shares outstanding were 31.6 million for the quarter.

Nowakowski added, “In addition to our solid financial results during the second quarter, we also made significant progress on several of our initiatives for the year. Most notable was the launch of our newest brand, NURSECHOICE InDemandsm, which is targeted to help hospitals with their most urgent short-term staffing needs. This investment helps AMN Healthcare to build a stronger foundation for 2006 and beyond.”

Revenue and Earnings Guidance for Third Quarter and Full Year 2005

Revenue in the third quarter of 2005 is expected to range from $165 million to $168 million, reflecting an increase in the average number of travelers on assignment which is expected to range from 6,400 to 6,500. Diluted earnings per share in the third quarter of 2005 is expected to range from $0.17 to $0.19. Based on year-to-date results and increased visibility, management expects 2005 full year results to be within the range of the original 2005 guidance provided on March 8, 2005. And with only two quarters remaining in the year, management has further refined full year guidance with revenue expected to range from $654 to $658 million, and diluted earnings per share expected to range from $0.64 to $0.66, which is within the previously issued guidance range.

“Our performance year-to-date and our estimates for the remainder of the year reflect continued modest growth in the temporary healthcare staffing market,” said Nowakowski. “We believe that the sustained strength in demand from our hospital clients is a sign of stability and continued growth opportunities in our industry. Achieving our expectation of sequential growth in the number of average travelers on assignment in the third quarter of 2005 would mark the fourth consecutive quarter of volume and revenue growth for AMN.”

Company Summary

AMN Healthcare Services, Inc., a leading healthcare staffing company, is the largest nationwide provider of travel nurse staffing services. The company recruits nurses and allied health professionals nationally and internationally and places them on temporary assignments, of variable lengths, at acute-care hospitals and healthcare facilities throughout the United States.

Conference Call on August 4, 2005

AMN Healthcare Services, Inc.’s second quarter conference call will be held on Thursday, August 4, 2005 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). A live webcast of the call can be accessed at www.amnhealthcare.com/investors. Dialing (877) 209-0397 in the U.S. or (612) 332-0932 internationally can also access the live conference call. A telephonic replay of the call will be available through August 18, 2005, by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 786044. From time to time, additional information regarding non-GAAP financial measures may be made available on the company’s website at www.amnhealthcare.com/investors.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “projects,” “expects,” “plans,” “intends” and similar expressions. Similarly, statements herein that describe the company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties may include, but are not limited to: the company’s ability to continue to recruit and retain qualified temporary healthcare professionals at reasonable costs; the company’s ability to attract and retain sales and operational personnel; the company’s ability to enter into contracts with hospitals and other healthcare facility clients on terms attractive to the company and to secure orders related to those contracts; the company’s ability to demonstrate the value of its services to its healthcare and facility clients; changes in the timing of hospital and healthcare facility clients’ orders for and the company’s placement of its temporary healthcare professionals; the general level of patient occupancy at the company’s hospital and healthcare facility clients’ facilities; the overall level of demand for services offered by temporary healthcare staffing providers; the ability of the company’s hospital and healthcare facility clients to retain and increase the productivity of their permanent staff; the variation in pricing of the healthcare facility contracts under which the company places temporary healthcare professionals; the company’s ability to successfully implement its strategic growth, acquisition and integration strategies; the company’s ability to leverage its cost structure; the performance of the company’s management information and communication systems; the effect of existing or future government legislation and regulation; the company’s ability to grow and operate its business in compliance with legislation and regulation; the impact of medical malpractice and other claims asserted against the company; the disruption or adverse impact to the company’s business as a result of a terrorist attack; the company’s ability to carry out its business strategy; the loss of key officers and management personnel could adversely affect the company’s ability to remain competitive; the effect of recognition by the company of an impairment to goodwill; and the effect of adjustments by the company to accruals for self-insured retentions. Other factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, its Current Reports on Form 8-K and its Registration Statement on Form S-3. These statements reflect the company’s current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The company does not intend, however, to update the guidance provided today prior to its next earnings release.

Tables Follow:

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Income

(dollars in thousands, except per share and traveler data)

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Chg	2005	2004	% Chg
Revenue	$160,689	$153,368	4.8%	$317,531	$314,633	0.9%
Cost of revenue	123,521	118,386	4.3%	244,646	243,822	0.3%

Gross profit	37,168	34,982	6.2%	72,885	70,811	2.9%

As a percentage of revenue	23.1%	22.8%		23.0%	22.5%
Expenses:
Selling, general and administrative	26,674	24,023	11.0%	52,920	48,621	8.8%
As a percentage of revenue	16.6%	15.7%		16.7%	15.4%
Non-cash stock-based compensation (1)	41	219	(81.3%)	81	437	(81.5%)
Depreciation and amortization	1,457	1,536	(5.1%)	2,536	3,001	(15.5%)

Total expenses	28,172	25,778	9.3%	55,537	52,059	6.7%

Income from operations	8,996	9,204	(2.3%)	17,348	18,752	(7.5%)
As a percentage of revenue	5.6%	6.0%		5.5%	6.0%
Interest expense, net	1,733	2,118	(18.2%)	3,489	4,252	(17.9%)

Income before income taxes	7,263	7,086	2.5%	13,859	14,500	(4.4%)
Income tax expense	2,847	2,763	3.0%	5,450	5,618	(3.0%)

Net income	$4,416	$4,323	2.2%	$8,409	$8,882	(5.3%)

As a percentage of revenue	2.7%	2.8%		2.7%	2.8%
Basic and diluted net income per common share:
Basic net income per common share	$0.15	$0.15	0%	$0.29	$0.32	(9.4%)

Diluted net income per common share	$0.14	$0.14	0%	$0.27	$0.28	(3.6%)

Weighted average common shares outstanding - basic	28,720	28,203	1.8%	28,549	28,162	1.4%

Weighted average common shares outstanding - diluted	31,576	31,332	0.8%	31,519	31,313	0.7%

Other Financial and Operating Data:
Average travelers on assignment	6,388	6,130	4.2%	6,369	6,239	2.1%

Revenue per traveler per day	$276.43	$274.94	0.5%	$275.45	$277.09	(0.6%)

Gross profit per traveler per day	$63.94	$62.71	2%	$63.22	$62.36	1.4%

Adjusted EBITDA (2)	$10,494	$10,959	(4.2%)	$19,965	$22,190	(10.0%)

As a percentage of revenue	6.5%	7.1%		6.3%	7.1%

(1)	Non-cash stock-based compensation represents compensation expense related to stock option plans to reflect the difference at the completion of the company’s initial public offering between the fair market value and the exercise price of stock options previously issued to the company’s officers.

(2)	Adjusted EBITDA represents net income plus interest (net of investment income), taxes, depreciation and amortization and non-cash stock-based compensation expense. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net income as an indicator of operating performance. Management believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the company’s performance and comparing the company’s performance with the performance of competitors. Management also uses adjusted EBITDA for planning purposes. Management uses adjusted EBITDA to evaluate the company’s performance because it believes that adjusted EBITDA more accurately reflects the company’s results, as it excludes certain items, in particular non-cash stock-based compensation charges, that management believes are not indicative of the company’s operating performance. However, adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating or net income as an indicator of operating performance, and it should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles (GAAP). As defined, adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. While management believes that some of the items excluded from adjusted EBITDA are not indicative of the company’s operating performance, these items do impact the income statement, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.

AMN Healthcare Services, Inc.

Adjusted EBITDA Reconciliation

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Chg	2005	2004	% Chg
Net income	$4,416	$4,323	2.2%	$8,409	$8,882	(5.3%)
Adjustments:
Interest expense, net	1,733	2,118		3,489	4,252
Income tax expense	2,847	2,763		5,450	5,618
Depreciation and amortization	1,457	1,536		2,536	3,001

Non-cash stock-based compensation	41	219		81	437

Adjusted EBITDA (1)	$10,494	$10,959	(4.2%)	$19,965	$22,190	(10%)

(1)	Adjusted EBITDA represents net income plus interest (net of investment income), taxes, depreciation and amortization and non-cash stock-based compensation expense. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net income as an indicator of operating performance. Management believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the company’s performance and comparing the company’s performance with the performance of competitors. Management also uses adjusted EBITDA for planning purposes. Management uses adjusted EBITDA to evaluate the company’s performance because it believes that adjusted EBITDA more accurately reflects the company’s results, as it excludes certain items, in particular non-cash stock-based compensation charges, that management believes are not indicative of the company’s operating performance. However, adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating or net income as an indicator of operating performance, and it should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles (GAAP). As defined, adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. While management believes that some of the items excluded from adjusted EBITDA are not indicative of the company’s operating performance, these items do impact the income statement, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.

AMN Healthcare Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2005	March 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$14,838	$10,518	$3,908
Accounts receivable, net	107,862	110,215	108,825
Other current assets	14,271	15,518	14,672

Total current assets	136,971	136,251	127,405
Fixed assets, net	18,776	17,613	17,833
Goodwill, net	135,958	135,449	135,449
Deferred income taxes, net	—	—	508
Intangible and other assets	6,022	5,846	5,765

Total assets	$297,727	$295,159	$286,960

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$14,516	$12,848	$13,084
Accrued compensation and benefits	39,081	41,938	29,970
Current portion of notes payable	4,355	6,855	4,863
Other current liabilities	1,304	1,879	2,234

Total current liabilities	59,256	63,520	50,151
Notes payable, less current portion	84,564	85,652	96,860
Deferred income taxes, net	2,223	686	—
Other long-term liabilities	5,180	3,502	3,173

Total liabilities	151,223	153,360	150,184

Stockholders’ equity	146,504	141,799	136,776

Total liabilities and stockholders’ equity	$297,727	$295,159	$286,960

AMN Healthcare Services, Inc.

Condensed Consolidated Cash Flow Statement

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Net cash provided by operating activities	$9,234	$15,204	$26,168	$20,887
Net cash used in investing activities	(1,591)	(1,023)	(2,362)	(2,533)
Net cash used in financing activities	(3,299)	(7,079)	(12,862)	(9,173)
Effect of exchange rate changes on cash	(24)	(35)	(14)	(37)

Net increase in cash and cash equivalents	4,320	7,067	10,930	9,144
Cash and cash equivalents at beginning of period	10,518	6,764	3,908	4,687

Cash and cash equivalents at end of period	$14,838	$13,831	$14,838	$13,831

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